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                                  Exhibit 11.1

              Statement Regarding Computation of Per Share Earnings
               (In millions, except share and per share amounts )

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

                                                             Quarter Ended                       Nine Months Ended
                                                             September 30,                         September 30,
                                                    --------------------------------    -----------------------------------
                                                        1998               1997            1998                  1997
                                                    ------------     ---------------    -------------     -----------------
Net income ....................................       $    43.5         $    36.1         $    116.5        $      110.9


Weighted average number of common shares
outstanding during each year - basic ..........            78.5              72.3               73.3                76.8

Weighted average number of common shares
and common stock equivalents outstanding during
each year -  diluted ..........................            81.0              76.4               76.0                80.9
                                                      ---------        ----------         ----------       -------------



Basic earnings per share ......................       $    0.55        $     0.50         $     1.59       $        1.44
                                                      ---------        ----------         ----------       -------------
                                                      ---------        ----------         ----------       -------------
Diluted earnings per share ....................       $    0.54        $     0.47         $     1.53       $        1.37
                                                      ---------        ----------         ----------       -------------
                                                      ---------        ----------         ----------       -------------



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